
OAKWOOD MORTGAGE INVESTORS, INC. 1995-B                                            REPORT DATE:  MAY 6, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                               POOL REPORT # 19
REMITTANCE REPORT                                                                                                        Page 1 of 6
REPORTING MONTH:APRIL 30, 1997


                                           Scheduled Principal Balance of Contracts
-----------------------------------------------------------------------------------------------

Beginning                                                                      Ending          Scheduled                  Scheduled
Principal         Scheduled     Prepaid       Liquidated      Contracts       Principal          Gross      Servicing     Pass Thru
Balance           Principal     Principal     Principal      Repurchased       Balance          Interest       Fee         Interest
------------------------------------------------------------------------------------------------------------------------------------

159,453,493.76  (403,467.57)  (569,878.71)   (1,222,203.78)      0.00       157,257,943.70   1,503,319.44   132,877.91  1,370,441.53
====================================================================================================================================


                                   Amount
Liquidation      Reserve       Available for
 Proceeds       Fund Draw      Distribution
---------------------------------------------

872,791.21         0.00        3,349,456.93
=============================================





                            Reserve Fund as of Cutoff Date
------------------------------------------------------------------------------------


 Beginning                        Investment     Balance Before      Reserve       Reserve        Balance After
  Balance    Deposits   Distrib.   Interest   Current Distribution  Fund Draw   Fund Deposit  Current Distribution     Excess
-------------------------------------------------------------------------------------------------------------------------------

376,517.06     0.00    -1,517.06   1,494.54         376,494.54         0.00         0.00           376,494.54         1,494.54
===============================================================================================================================




 Reserve Fund Required Balance
--------------------------------
Before Current     After Current
Distribution       Distribution
--------------------------------

 375,000.00         375,000.00
================================




                               Certificate Account
-------------------------------------------------------------------------------

 Beginning            Deposits                          Investment     Ending
  Balance     Principal     Interest    Distributions    Interest      Balance
--------------------------------------------------------------------------------

945,555.93  2,202,205.03  1,860,873.77  (3,776,974.21)   4,303.31   1,235,963.83
================================================================================


                   P&I Advances at Distribution Date
--------------------------------------------------------------------

 Beginning          Recovered           Current            Ending
  Balance            Advances          Advances           Balance
--------------------------------------------------------------------


1,819,921.01       1,631,469.66      1,379,057.83       1,567,509.18
====================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:APRIL 30, 1997


Class B Crossover Test                                               Test Met?
--------------------------------------------                       -------------

(a) Remittance date on or after April 2000                               N

(b) Average 60 day Delinquency rate less than or equal to      5%        Y

(c) Average 30 day Delinquency rate less than or equal to      7%        Y

(d) Cumulative losses do not exceed the following percent of the intitial principal balance of all Certificates

                   April 2000 -Sept. 2001     7%                         N
                   Oct 2001 -Sept. 2002       8%                         N
                   Oct 2002 -                 9%                         N

(e) Current realized loss ratio less than or equal to 2.75%              Y

(f) Are class B principal balances greater than or equal to        25.375%
    of stated scheduled pool  balance

                Beginning B-1 balance                    19,650,000.00
                Beginning B-2 balance                     7,485,958.00

                                                        --------------
                                                         27,135,958.00
                Divided by beginning pool
                balance                                 159,453,493.76
                                                        --------------
                                                               17.018%  N
                                                        ==============



REPORT DATE:  MAY 6, 1997
POOL REPORT # 19

Page 2 of 6                                   `


Average 60 day delinquency ratio:

                            Over 60s           Pool Balance               %
                       --------------------------------------------------------

 Current Mo              6,974,660.45        157,257,943.70             4.44%
 1st Preceding Mo        7,309,742.63        159,453,493.76             4.58%
 2nd Preceding Mo        7,701,503.79        161,702,026.63             4.76%
                                                     Divided by           3
                                                                     -----------
                                                                        4.59%
                                                                     ===========

Average 30 day delinquency ratio:

                            Over 30s           Pool Balance               %
                       --------------------------------------------------------

 Current Mo               8,698,581.01        157,257,943.70            5.53%
 1st Preceding Mo        10,010,192.35        159,453,493.76            6.28%
 2nd Preceding Mo        10,655,520.31        161,702,026.63            6.59%
                                                       Divided by         3
                                                                      ----------
                                                                        6.13%
                                                                      ==========

Cumulative loss ratio:

                           Cumulative losses       2,498,632.63
                                             ---------------------
Divided by Initial Certificate Principal         187,144,958.00        1.335%
                                                                     ===========

Current realized loss ratio:

                         Liquidation             Pool
                           Losses               Balance
                         ----------------------------------

 Current Mo              349,412.57          159,453,493.76
 1st Preceding Mo        325,156.39          161,702,026.63
 2nd Preceding Mo        292,328.19          163,688,235.86
                                                                       2.415%
                                                                    ============

OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER                    REPORT DATE:  MAY 6, 1997
REMITTANCE REPORT                                       POOL REPORT # 19
REPORTING MONTH:APRIL 30, 1997                                                                             Page 3 of 6

                                                                    Delinquency Analysis

                                               31 to 59 days         60 to 89 days        90 days and Over          Total Delinq.
                 No. of       Principal              Principal             Principal             Principal                Principal
                 Loans         Balance        #       Balance       #       Balance       #       Balance        #         Balance
               ---------------------------------------------------------------------------------------------------------------------

Excluding Repos   5,424    152,973,601.97    65    1,702,571.83    40    1,192,671.31     46    1,532,206.42    151     4,427,449.56

          Repos     129      4,284,341.73     1       21,348.73    10      318,341.34    117    3,931,441.38    128     4,271,131.45
               ---------------------------------------------------------------------------------------------------------------------

          Total   5,553    157,257,943.70    66    1,723,920.56    50    1,511,012.65    163    5,463,647.80    279     8,698,581.01
               =====================================================================================================================

                                                                                                               5.0%            5.53%

                                       Repossession Analysis
      Active Repos                 Reversal        Current Month
      Outstanding                (Redemption)        Repos             Cumulative Repos
           Principal               Principal            Principal              Principal
   #        Balance       #         Balance      #       Balance       #        Balance
------------------------------------------------------------------------------------------

  129    4,284,341.73    (1)    (33,872.39)     34    1,045,502.28    531    14,763,420.00




OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                                       REPORT DATE:  MAY 6, 1997
REMITTANCE REPORT                                                                                                   POOL REPORT # 19
REPORTING MONTH: APRIL 30, 1997
                                                                                                                         Page 4 of 6
REPOSSESSION LIQUIDATION REPORT



                       Liquidated                                                                     Net
 Account   Customer     Principal     Sales         Insur.          Total        Repossession     Liquidation           Unrecov.
 Number      Name       Balance     Proceeds       Refunds        Proceeds        Expenses          Proceeds            Advances
------------------------------------------------------------------------------------------------------------------------------------
075048-9   ROSS         7,260.91       2500.00       389.77         2,889.77        2,089.79           799.98           2,740.56
071582-1   SHERMAN      9,251.28       5000.00        83.29         5,083.29          972.85         4,110.44           1,837.92
072853-5   HARRELL     20,465.45     28,100.00     1,193.14        29,293.14        1,803.00        27,490.14           1,922.10
074984-6   FOUST       16,348.57     16,750.00       600.25        17,350.25        1,975.44        15,374.81           2,180.64
075210-5   TURNER      17,353.95     20,750.00       759.19        21,509.19       10,334.29        11,174.90           3,758.17
075319-4   BRANNON     26,573.26     25,500.00     1,746.29        27,246.29        2,755.00        24,491.29           3,275.28
075790-6   FERGUSON    25,992.93     22,900.00     2,088.94        24,988.94        7,385.90        17,603.04           5,537.87
071793-4   MCELWEE     26,218.67     16,500.00     1,560.86        18,060.86        2,492.00        15,568.86           2,949.30
073093-7   WRIGHT      22,010.72     20,700.00       590.90        21,290.90        6,714.70        14,576.20           3,287.62
073352-7   RAYMER      21,529.36     19,500.00       617.87        20,117.87        2,661.57        17,456.30           1,690.86
073429-3   MAPP        27,701.84     26,900.00       857.24        27,757.24        3,647.00        24,110.24           1,683.95
074113-2   HUDSON      29,083.14     26,900.00     1,353.49        28,253.49        2,747.00        25,506.49           2,175.06
074116-5   BROWN       22,107.22     21,500.00       672.67        22,172.67        4,180.31        17,992.36           2,664.00
074121-5   GRAHAM      23,932.95     21,500.00     1,370.97        22,870.97        4,325.09        18,545.88           2,446.00
074552-1   LYLES       22,949.68     22,500.00     1,111.97        23,611.97        2,317.83        21,294.14           2,853.20
075219-6   CAMPBELL    18,286.27     18,500.00       604.00        19,104.00        2,793.75        16,310.25           2,838.70
075356-6   MOORE       31,655.56     35,500.00       778.79        36,278.79        5,633.18        30,645.61           5,242.86
075697-3   MORGAN      27,958.80     29,775.00     1,081.43        30,856.43        5,597.33        25,259.10           5,561.44
075782-3   THOMAS      25,415.93     26,500.00     1,349.34        27,849.34        3,413.35        24,435.99           2,129.19
075985-2   CLARK       28,308.01     24,900.00     1,210.42        26,110.42        2,308.00        23,802.42           3,812.71
076195-7   AUTON       19,395.90     19,250.00       522.35        19,772.35          577.50        19,194.85           1,972.32
076470-4   PICKENS     26,444.59     24,500.00     1,454.86        25,954.86        3,041.58        22,913.28           2,840.22
077556-9   RUSSELL     22,481.88     25,550.00       692.25        26,242.25        5,991.17        20,251.08           4,516.32
071141-6   SHARVER     26,435.07     24,100.00     1,238.06        25,338.06        1,523.00        23,815.06           2,250.96
071303-2   HONEY       26,656.48     23,900.00       520.33        24,420.33        2,583.08        21,837.25           2,960.28
072095-3   RUSZCZYK    55,869.26     43,500.00         0.00        43,500.00        2,665.33        40,834.67           4,461.84
072563-0   STEELE      33,129.18     22,500.00       179.40        22,679.40        3,596.69        19,082.71           5,836.14
073144-8   MOORE       22,175.99     21,900.00         0.00        21,900.00        2,842.00        19,058.00           1,233.30
073266-9   SAURO       25,065.78     23,900.00       582.82        24,482.82        1,552.00        22,930.82           1,031.04
073276-8   LONG        35,136.68     29,900.00     1,706.62        31,606.62        3,418.50        28,188.12           8,054.00
073628-0   HUDSON      49,187.52     54,100.00     1,574.32        55,674.32       11,155.29        44,519.03           8,175.98
074437-5   COON        35,138.11     28,900.00     1,773.71        30,673.71        1,729.96        28,943.75           4,683.00
074646-1   SIMS        32,821.03     26,450.00     1,654.63        28,104.63        1,333.00        26,771.63           2,871.92
075031-5   JOHNSON     24,788.45     21,200.00       849.19        22,049.19          636.00        21,413.19           1,956.29
075272-5   LEE         33,598.01     28,700.00     1,262.90        29,962.90        1,902.30        28,060.60           2,204.82
075972-0   PERALES     36,346.62     32,500.00     1,868.90        34,368.90        1,888.75        32,480.15           4,367.99
076048-8   BACIGALUPO  42,175.76     38,900.00     2,183.77        41,083.77        7,103.00        33,980.77           5,033.49
076165-0   MAST        25,528.72     27,786.00       336.96        28,122.96        2,966.16        25,156.80           1,891.96
076473-8   WILLIAMS    29,702.78     25,000.00     2,092.98        27,092.98        3,954.80        23,138.18           3,953.40
076553-7   REDIFER     43,677.31     39,900.00     1,312.97        41,212.97        6,839.68        34,373.29           6,512.55
076604-8   TELLO       29,723.37     25,900.00     1,546.35        27,446.35        4,388.25        23,058.10           1,948.02
076618-8   MOORE       41,001.52     41,900.00     1,062.02        42,962.02        9,038.53        33,923.49           4,633.75
076891-1   BEARD       21,995.41     20,100.00       989.39        21,089.39          963.00        20,126.39           1,238.65
077164-2   KERLEY      33,323.86     32,500.00     1,153.07        33,653.07        3,809.00        29,844.07           2,436.84
                                                                        0.00                             0.00
                                                                        0.00                             0.00
                                                                        0.00                             0.00
                                                                        0.00                             0.00
                    ================================================================================================================
                    1,222,203.78  1,135,511.00    46,578.67     1,182,089.67      161,645.95     1,020,443.72         147,652.51
                    ================================================================================================================




         Net             Current
      Pass Thru         Period Net   Cumulative
      Proceeds         Gain/(Loss)   Gain/(Loss)
-------------------------------------------------
   (1,940.58)       (9,201.49)
    2,272.52        (6,978.76)
   25,568.04         5,102.59
   13,194.17        (3,154.40)
    7,416.73        (9,937.22)
   21,216.01        (5,357.25)
   12,065.17       (13,927.76)
   12,619.56       (13,599.11)
   11,288.58       (10,722.14)
   15,765.44        (5,763.92)
   22,426.29        (5,275.55)
   23,331.43        (5,751.71)
   15,328.36        (6,778.86)
   16,099.88        (7,833.07)
   18,440.94        (4,508.74)
   13,471.55        (4,814.72)
   25,402.75        (6,252.81)
   19,697.66        (8,261.14)
   22,306.80        (3,109.13)
   19,989.71        (8,318.30)
   17,222.53        (2,173.37)
   20,073.06        (6,371.53)
   15,734.76        (6,747.12)
   21,564.10        (4,870.97)
   18,876.97        (7,779.51)
   36,372.83       (19,496.43)
   13,246.57       (19,882.61)
   17,824.70        (4,351.29)
   21,899.78        (3,166.00)
   20,134.12       (15,002.56)
   36,343.05       (12,844.47)
   24,260.75       (10,877.36)
   23,899.71        (8,921.32)
   19,456.90        (5,331.55)
   25,855.78        (7,742.23)
   28,112.16        (8,234.46)
   28,947.28       (13,228.48)
   23,264.84        (2,263.88)
   19,184.78       (10,518.00)
   27,860.74       (15,816.57)
   21,110.08        (8,613.29)
   29,289.74       (11,711.78)
   18,887.74        (3,107.67)
   27,407.23        (5,916.63)
        0.00             0.00
        0.00             0.00
        0.00             0.00
        0.00             0.00
==============================
  872,791.21      (349,412.57)     (2,498,632.63)
================================================



OAKWOOD MORTGAGE INVESTORS, INC. 1995-B                                                                    REPORT DATE:  MAY 6, 1997
OAKWOOD ACCEPTANCE CORP. - SERVICER                                                                        POOL REPORT # 19
REMITTANCE REPORT
REPORTING MONTH: APRIL 30, 1997                                                                            Page 5 of 6

CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                                   Original           Beginning             Current         Accelerated
          Cert.                  Certificate         Certificate           Principal         Principal            Writedown
          Class                    Balances            Balances              Payable        Distribution           Amounts
----------------------------------------------------------------------------------------------------------------------------

A-1                             52,393,000.00       24,701,536.01        (2,195,550.06)        0.00                 0.00
A-1 Outstanding Writedown                0.00                0.00                 0.00         0.00                 0.00

A-2                             62,169,000.00       62,169,000.00                 0.00         0.00                 0.00
A-2 Outstanding Writedown                0.00                0.00                 0.00         0.00                 0.00

A-3                             29,540,000.00       29,540,000.00                 0.00         0.00                 0.00
A-3 Outstanding Writedown                0.00                0.00                 0.00         0.00                 0.00

A-4                             15,907,000.00       15,907,000.00                 0.00         0.00                 0.00
A-4 Outstanding Writedown                0.00                0.00                 0.00         0.00                 0.00

B-1                             19,650,000.00       19,650,000.00                 0.00         0.00                 0.00
B-1 Outstanding Writedown                0.00                0.00                 0.00         0.00                 0.00

B-2                              7,485,958.00        7,485,958.00                 0.00         0.00                 0.00
B-2 Outstanding Writedown                0.00                0.00                 0.00         0.00                 0.00


                            ------------------------------------------------------------------------------------------------

                               187,144,958.00      159,453,494.01        (2,195,550.06)        0.00                 0.00
                            ================================================================================================




        Ending                                Principal Paid
      Certificate              Pool             Per $1,000
       Balances               Factor           Denomination
-----------------------------------------------------------------------

22,505,985.95                 42.95609%           88.88
         0.00                     0.00             0.00

62,169,000.00                100.00000%            0.00
         0.00                     0.00             0.00

29,540,000.00                100.00000%            0.00
         0.00                     0.00             0.00

15,907,000.00                100.00000%            0.00
         0.00                     0.00             0.00

19,650,000.00                100.00000%            0.00
         0.00                     0.00             0.00

 7,485,958.00                100.00000%            0.00
         0.00                     0.00             0.00


--------------
157,257,943.95
==============



OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER                                                                       REPORT DATE:  MAY 6, 1997
REMITTANCE REPORT                                                                                          POOL REPORT # 19
REPORTING MONTH:APRIL 30, 1997
                                                                                                                         Page 6 of 6

CERTIFICATE INTEREST ANALYSIS



           Certificate              Remittance         Beginning             Current               Total              Interest
              Class                    Rate             Balance              Accrual                Paid              Shortfall
                                  -------------------------------------------------------------------------------------------------

A-1                                    6.25%                 0.00           128,653.83           128,653.83                0.00
A-1  Carryover Interest                0.00                  0.00                 0.00                 0.00                0.00
A-1  Writedown Interest                0.00                  0.00                 0.00                 0.00                0.00

A-2                                    6.45%                 0.00           334,158.38           334,158.38                0.00
A-2  Carryover Interest                0.00                  0.00                 0.00                 0.00                0.00
A-2  Writedown Interest                0.00                  0.00                 0.00                 0.00                0.00

A-3                                    6.90%                 0.00           169,855.00           169,855.00                0.00
A-3  Carryover Interest                0.00                  0.00                 0.00                 0.00                0.00
A-3  Writedown Interest                0.00                  0.00                 0.00                 0.00                0.00

A-4                                    7.50%                 0.00            99,418.75            99,418.75                0.00
A-4  Carryover Interest                0.00                  0.00                 0.00                 0.00                0.00
A-4  Writedown Interest                0.00                  0.00                 0.00                 0.00                0.00

B-1                                    7.55%                 0.00           123,631.25           123,631.25                0.00
B-1  Carryover Interest                0.00                  0.00                 0.00                 0.00                0.00
B-1  Writedown Interest                0.00                  0.00                 0.00                 0.00                0.00

B-2                                    8.65%                 0.00            53,961.28            53,961.28                0.00
B-2  Carryover Interest                0.00                  0.00                 0.00                 0.00                0.00
B-2  Writedown Interest                0.00                  0.00                 0.00                 0.00                0.00

X                                                    2,149,220.06           460,763.04           111,350.47          349,412.57

R                                                            0.00                 0.00                 0.00                0.00

Service Fee                                                  0.00           132,877.91           132,877.91                0.00
                                                 ----------------------------------------------------------------------------------

                                                     2,149,220.06         1,503,319.44         1,153,906.87          349,412.57

Less Reserve Fund Deposit                                                                              0.00
                                                                                       ---------------------

                                                                                               1,153,906.87
                                                                                       =====================


                     Interest Paid
       Ending         Per $1,000                Cert.                    TOTAL
      Balance        Denomination              Class                 DISTRIBUTION
----------------------------------------------------------------------------------------

         0.00              5.21                  A-1                  2,324,203.89
         0.00              0.00
         0.00              0.00

         0.00              5.38                  A-2                    334,158.38
         0.00              0.00
         0.00              0.00

         0.00              5.75                  A-3                    169,855.00
         0.00              0.00
         0.00              0.00

         0.00              6.25                  A-4                     99,418.75
         0.00              0.00
         0.00              0.00

         0.00              6.29                  B-1                    123,631.25
         0.00              0.00
         0.00              0.00

         0.00              7.21                  B-2                     53,961.28
         0.00              0.00
         0.00              0.00

 2,498,632.63                                     X                     111,350.47

         0.00                                     R

         0.00                                                           132,877.91
-------------------                                            ---------------------

 2,498,632.63                                                         3,349,456.93

                                                                              0.00
                                                               ---------------------

                                                                      3,349,456.93
                                                               =====================